Exhibit 10.1

Second Amendment to Loan and Security Agreement

This Second Amendment to Loan and Security Agreement (the “Amendment”) is made and entered into by and between POINT.360, a California corporation (“Borrower”), and SUMMIT FINANCIAL RESOURCES, L.P., a Hawaii limited partnership (“Lender”).

Recitals

1.             Borrower and Lender have entered into a Loan and Security Agreement dated February 13, 2015, as amended by a First Amendment to Loan and Security Agreement dated September 16, 2015 (as amended, the “Loan and Security Agreement”).

2.             Borrower and Lender desire to further modify and amend the Loan and Security Agreement as provided herein.

Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree and amend and modify the Loan and Security Agreement as follows:

1.             Definitions. Except as otherwise provided herein, terms assigned defining meanings in the Loan and Security Agreement shall have the same defined meanings in this Amendment.

2.             Modifications and Amendment of Loan and Security Agreement. Effective as of the date of this Amendment, the Loan and Security Agreement is amended and modified as follows:

a.          The current Loan Commitment Period, which would have otherwise ended on February 13, 2017, is hereby extended to, and shall end on, September 15, 2017. The Loan Commitment Period shall thereafter continue to automatically renew for additional Loan Commitment Periods and each successive Loan Commitment Period shall be for a period of one (1) year each commencing upon the completion of each prior Loan Commitment Period, as set forth in and subject to the terms and conditions of the Loan and Security Agreement.

b.          The definition of “Maximum Loan Amount” contained in Section 1 Definitions of the Loan and Security Agreement is amended and modified by replacing the phrase “two million dollars ($2,000,000)” with the phrase “four million dollars ($4,000,000)”.

c.          The definition of “Monthly Minimum” contained in Section 1 Definitions of the Loan and Security Agreement is amended and modified by replacing the phrase “three thousand dollars ($3,000)” with the phrase “four thousand dollars ($4,000)”.

d.          Section 2.10 Annual Facility Fee of the Loan and Security Agreement is amended and modified to provide that the annual facility fee that is due on February 13, 2017, shall be two thousand five hundred dollars ($2,500) and that the annual facility fee that is due on February 13, 2018, and on each anniversary of the Effective Date thereafter shall be five thousand dollars ($5,000).

e.          The first paragraph of Section 3 Renewal of Loan Commitment Period; Termination of Loan of the Loan and Security Agreement is amended and restated in its entirety as follows:

3.             Renewal of Loan Commitment Period; Termination of Loan. Each Loan Commitment Period shall automatically renew for an additional Loan Commitment Period unless Borrower or Lender provides written notice of non-renewal at least sixty (60) days prior to the end of the current Loan Commitment Period. If Borrower elects to terminate the Loan at any time other than the last day of a Loan Commitment Period, or if an Event of Default accelerates payment of the Loan or terminates the right of Borrower to receive advances hereunder, Borrower shall pay Lender an early termination fee equal to the lesser of (a) one and twenty-five hundredths percent (1.25%) of the Maximum Loan Amount or (b) the Monthly Minimum multiplied by the number of months, or portions thereof, remaining in the then current Loan Commitment Period, which amount shall be due and payable in full upon the date of any such termination.

f.           The second paragraph of Section 3 Renewal of Loan Commitment Period; Termination of Loan of the Loan and Security Agreement is amended and modified by replacing the phrase “August 13, 2016” with the phrase “February 13, 2017”.

3.             Representations and Warranties. Borrower hereby affirms and again makes the representations and warranties set forth in Section 7 Representations and Warranties of the Loan and Security Agreement as of the date of this Amendment.

4.             Payment of Expenses and Attorneys’ Fees. Borrower shall pay all reasonable expenses of Lender relating to the negotiation, drafting of documents, and documentation of this Amendment, including, without limitation, all reasonable attorneys’ fees and legal expenses. Lender is authorized and directed to disburse a sufficient amount of funds under the Loan to pay these expenses in full.

5.             Agreement Remains in Full Force and Effect. The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property rights or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

6.             Borrower Covenants. Borrower covenants with Lender that Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment.

7.             Release. Borrower and its successors and assigns hereby fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or in equity, that Borrower has or in the future may have, whether known or unknown, in respect of the Loan Documents or the actions or omissions of Lender in respect of the Loan Documents and arising from events occurring prior to the date hereof.

8.             Waiver of Civil Code Section 1542. Borrower hereby acknowledges that it has been advised by its attorneys concerning, and is familiar with, the provisions of California Civil Code section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

To the extent that the provisions of California Civil Code section 1542, as well as the provisions of any and all comparable or similar statutes or principles of law of California or any other state or federal jurisdiction, might be deemed applicable, they are hereby expressly and with the advice of counsel waived by Borrower with the full knowledge and understanding of the consequences and effects of this waiver.

9.             Authorization. Borrower represents and warrants that the execution, delivery, and performance by Borrower of this Amendment, and all agreements, documents, obligations, and transactions herein contemplated, have been duly authorized by all necessary corporate action on the part of Borrower and are not inconsistent with Borrower’s organizational documents or any resolution of the board of directors, shareholders, members, managers, or other governing body of Borrower and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which Borrower is a party or by which it is bound, and that upon execution and delivery hereof and thereof, this Amendment will constitute legal, valid, and binding agreements and obligations of Borrower, enforceable in accordance with its respective terms.

10.           Integrated Agreement; Amendment. This Amendment, together with the Loan and Security Agreement and the other Loan Documents, constitute the entire agreement between Borrower and Lender concerning the subject matter hereof and may not be altered or amended except by written agreement signed by Lender. Borrower acknowledges and agrees that this Amendment is a final expression of the agreement between Lender and Borrower and this Amendment may not be contradicted by evidence of any alleged oral agreement.

All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

This Amendment and the Loan and Security Agreement shall be read and interpreted together as one agreement and shall be governed by and construed in accordance with the laws of the State of Utah without regard to conflict of laws principles. This Amendment shall be deemed to have been executed by the parties hereto in the State of Utah.

Dated: March 28, 2016.

Lender:

SUMMIT FINANCIAL RESOURCES, L.P.

By: /s/ Douglas Keefe

Name: Douglas Keefe

Title: President and CEO

Borrower:

POINT.360

By:/s/ Alan R. Steel

Name: Alan R. Steel

Title: Chief Financial Officer

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